Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Fourth Quarter and Full Year 2023 Results

SCOTTSDALE, Ariz. – February 28, 2024 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the fourth quarter and full year ended December 31, 2023.

(All results compared to prior-year comparative period, unless otherwise noted)

2023 Highlights and 2024 Outlook

•
Fourth quarter revenue of $280.6 million increased 22% and full year revenue of $1,055.7 million increased 23% compared to revenue of $859.5 million
•
Clinician base increased 18% to 6,645 clinicians, including 227 net clinician adds in the fourth quarter and 1,014 for the full year
•
Fourth quarter visit volumes increased 20% to 1.8 million and full year visit volumes increased 20% to 6.9 million
•
Net loss of $45.0 million in the fourth quarter and $186.3 million for the full year, primarily driven by stock-based compensation and the approved settlement of a shareholder class action lawsuit
•
Adjusted EBITDA of positive $20.3 million in the fourth quarter and positive $59.0 million for the full year
•
Expecting full year 2024 revenue of $1.19 billion to $1.24 billion, Center Margin of $345 to $365 million, Adjusted EBITDA of $80 to $90 million, and positive Free Cash Flow

“I am encouraged by the progress made in 2023, the first year of our two-year plan to fortify the foundation of the business,” said Ken Burdick, Chairman and CEO of LifeStance. “We remain focused on operational improvements, profitable growth, and disciplined capital deployment. Our 2024 guidance reflects the strong positive momentum of the organization. We look forward to continuing to invest in the patient and clinician experience while at the same time delivering margin expansion and positive free cash flow.”

Financial Highlights
	Q4 2023	Q4 2022	Y/Y	FY 2023	FY 2022	Y/Y
(in millions)
Total revenue	$280.6	$229.4	22%	$1,055.7	$859.5	23%
Loss from operations	(32.3)	(46.0)	(30%)	(189.1)	(210.2)	(10%)
Center Margin	83.3	62.7	33%	302.1	237.0	27%
Net loss	(45.0)	(46.7)	(4%)	(186.3)	(215.6)	(14%)
Adjusted EBITDA	20.3	10.2	99%	59.0	52.7	12%
As % of Total revenue:
Loss from operations	(11.5%)	(20.1%)		(17.9%)	(24.5%)
Center Margin	29.7%	27.3%		28.6%	27.6%
Net loss	(16.0%)	(20.4%)		(17.6%)	(25.1%)
Adjusted EBITDA	7.2%	4.4%		5.6%	6.1%

(All results compared to prior-year period, unless otherwise noted)

•
In the fourth quarter, total revenue grew 22% to $280.6 million, and for the full year, total revenue grew $196.2 million or 23% to $1,055.7 million compared to revenue of $859.5 million. Strong revenue growth in the fourth quarter was driven primarily by net clinician growth, increased visit volumes, and improvements in total revenue per visit.
•
In the fourth quarter, loss from operations was $32.3 million, and for the full year, loss from operations was $189.1 million, primarily driven by stock-based compensation and the approved settlement of a shareholder class action lawsuit. In the fourth quarter, net loss was $45.0 million and for the full year, net loss was $186.3 million.
•
In the fourth quarter, Center Margin grew 33% to $83.3 million, or 29.7% of total revenue. For the full year, Center Margin grew 27% to $302.1 million, or 28.6% of total revenue.
•
In the fourth quarter, Adjusted EBITDA increased 99% to $20.3 million, or 7.2% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the fourth quarter as a result of higher total revenue per visit, lower center occupancy costs as a percentage of revenue, and improved operating leverage from revenue growing faster than adjusted general and administrative expenses. For the full year, Adjusted EBITDA grew 12% to $59.0 million, or 5.6% of total revenue.

Balance Sheet, Cash Flow and Capital Allocation

For the year ended December 31, 2023, LifeStance used $16.9 million cash flow from operations, including positive $16.8 million generated by cash flow from operations during the fourth quarter of 2023. The Company ended the fourth quarter with cash of $78.8 million and net long-term debt of $280.3 million.

2024 Guidance

LifeStance is providing the following initial outlook for 2024:

•
The Company expects full year revenue of $1.19 billion to $1.24 billion, Center Margin of $345 to $365 million, and Adjusted EBITDA of $80 to $90 million. Additionally, the Company expects to generate positive Free Cash Flow for the full year.
•
For the first quarter of 2024, the Company expects total revenue of $287 to $307 million, Center Margin of $81 to $93 million, and Adjusted EBITDA of $17 to $23 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, February 28, 2024 at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2023 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 7685503 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 6,600 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and first quarter guidance and management's related assumptions; the Company’s financial position; business plans and objectives; operating results; working capital and liquidity; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash (used in) provided by operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the first quarter of 2024 and full year 2024 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking first quarter of 2024 and full year 2024 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	December 31,
	2023	2022
CURRENT ASSETS
Cash and cash equivalents	$78,824	$108,621
Patient accounts receivable, net	125,405	100,868
Prepaid expenses and other current assets	21,502	23,734
Total current assets	225,731	233,223
NONCURRENT ASSETS
Property and equipment, net	188,222	194,189
Right-of-use assets	170,703	199,431
Intangible assets, net	221,072	263,294
Goodwill	1,293,346	1,272,939
Other noncurrent assets	10,895	10,795
Total noncurrent assets	1,884,238	1,940,648
Total assets	$2,109,969	$2,173,871
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,051	$12,285
Accrued payroll expenses	102,478	75,650
Other accrued expenses	35,012	30,428
Current portion of contingent consideration	8,169	15,876
Operating lease liabilities, current	46,475	38,824
Other current liabilities	3,688	2,936
Total current liabilities	202,873	175,999
NONCURRENT LIABILITIES
Long-term debt, net	280,285	225,079
Operating lease liabilities, noncurrent	181,357	212,586
Deferred tax liability, net	15,572	38,701
Other noncurrent liabilities	952	2,783
Total noncurrent liabilities	478,166	479,149
Total liabilities	$681,039	$655,148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of December 31, 2023 and December 31, 2022; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of December 31, 2023 and December 31, 2022; 378,725 and 375,964 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	3,789	3,761
Additional paid-in capital	2,183,684	2,084,324
Accumulated other comprehensive income	2,303	3,274
Accumulated deficit	(760,846)	(572,636)
Total stockholders' equity	1,428,930	1,518,723
Total liabilities and stockholders’ equity	$2,109,969	$2,173,871

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Year Ended December 31,
	2023	2022	2021
TOTAL REVENUE	$1,055,665	$859,542	$667,511
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	753,569	622,525	466,003
General and administrative expenses	410,793	377,993	433,725
Depreciation and amortization	80,437	69,198	54,136
Total operating expenses	$1,244,799	$1,069,716	$953,864
LOSS FROM OPERATIONS	$(189,134)	$(210,174)	$(286,353)
OTHER EXPENSE
Gain (loss) on remeasurement of contingent consideration	3,972	(1,688)	(2,610)
Transaction costs	(89)	(722)	(3,762)
Interest expense, net	(21,220)	(19,928)	(38,911)
Other expense	(112)	(218)	(1,469)
Total other expense	$(17,449)	$(22,556)	$(46,752)
LOSS BEFORE INCOME TAXES	(206,583)	(232,730)	(333,105)
INCOME TAX BENEFIT	20,321	17,166	25,908
NET LOSS	$(186,262)	$(215,564)	$(307,197)
Accretion of Redeemable Class A units	—	—	(36,750)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(186,262)	$(215,564)	$(343,947)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.51)	(0.61)	(1.05)
Weighted-average shares used to compute basic and diluted net loss per share	367,457	355,278	327,523

NET LOSS	$(186,262)	$(215,564)	$(307,197)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized (losses) gains on cash flow hedge, net of tax	(971)	3,274	—
COMPREHENSIVE LOSS	$(187,233)	$(212,290)	$(307,197)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(186,262)	$(215,564)	$(307,197)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	80,437	69,198	54,136
Non-cash operating lease costs	39,987	38,161	—
Stock and unit-based compensation	99,388	187,430	259,439
Deferred income taxes	(21,920)	(16,733)	(26,945)
Loss on debt extinguishment	—	3,380	14,440
Amortization of discount and debt issue costs	2,101	1,949	1,797
(Gain) loss on remeasurement of contingent consideration	(3,972)	1,688	2,610
Other, net	7,080	218	—
Endowment of shares to LifeStance Health Foundation	—	—	9,000
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(24,175)	(21,663)	(24,213)
Prepaid expenses and other current assets	(3,070)	(3,431)	(29,121)
Accounts payable	(5,605)	7,667	623
Accrued payroll expenses	26,484	12,100	15,265
Operating lease liabilities	(37,564)	(13,169)	—
Other accrued expenses	10,207	1,558	39,586
Net cash (used in) provided by operating activities	$(16,884)	$52,789	$9,420
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(40,520)	(79,255)	(94,492)
Acquisitions of businesses, net of cash acquired	(19,820)	(60,206)	(99,584)
Net cash used in investing activities	$(60,340)	$(139,461)	$(194,076)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	—	—	548,905
Issuance of common units to new investors	—	—	1,000
Proceeds from long-term debt, net of discount	57,753	257,324	98,800
Payments of debt issue costs	(188)	(7,266)	(2,360)
Payments of long-term debt	(2,470)	(187,766)	(311,390)
Prepayment for debt paydown	—	(1,609)	(8,820)
Payments of contingent consideration	(7,668)	(12,515)	(12,279)
Taxes related to net share settlement of equity awards	—	(904)	—
Net cash provided by financing activities	$47,427	$47,264	$313,856
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(29,797)	(39,408)	129,200
Cash and Cash Equivalents - Beginning of period	108,621	148,029	18,829
CASH AND CASH EQUIVALENTS – END OF PERIOD	$78,824	$108,621	$148,029
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$21,044	$14,365	$22,415
Cash paid for taxes, net of refunds	$80	$2,237	$1,093
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$—	$363	$1,438
Contingent consideration incurred in acquisitions of businesses	$1,985	$11,221	$10,685
Acquisition of property and equipment included in liabilities	$3,827	$7,891	$15,845
Surrender of common stock	$—	$982	$—
Issuance of common units for acquisitions of businesses	$—	$—	$1,486
Taxes related to net share settlement of equity awards included in liabilities	$—	$—	$441

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

	Year Ended December 31,
	2023	2022	2021
(in thousands)
Loss from operations	$(189,134)	$(210,174)	$(286,353)
Adjusted for:
Depreciation and amortization	80,437	69,198	54,136
General and administrative expenses (1)	410,793	377,993	433,725
Center Margin	$302,096	$237,017	$201,508
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

	Year Ended December 31,
	2023	2022	2021
(in thousands)
Net loss	$(186,262)	$(215,564)	$(307,197)
Adjusted for:
Interest expense, net	21,220	19,928	38,911
Depreciation and amortization	80,437	69,198	54,136
Income tax benefit	(20,321)	(17,166)	(25,908)
(Gain) loss on remeasurement of contingent consideration	(3,972)	1,688	2,610
Stock and unit-based compensation expense	99,388	187,430	259,439
Management fees (1)	—	—	1,445
Loss on disposal of assets	112	218	24
Transaction costs (2)	89	722	3,762
Offering related costs (3)	—	—	8,747
Endowment to the LifeStance Health Foundation	—	—	10,000
Executive transition costs	636	1,274	—
Litigation costs (4)	51,034	851	—
Strategic initiatives (5)	3,925	—	—
Real estate optimization and restructuring charges (6)	10,970	—	—
Other expenses (7)	1,786	4,091	3,185
Adjusted EBITDA	$59,042	$52,670	$49,154
(1)
Represents management fees paid to certain of our executive officers and affiliates of our Principal Stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. During the year ended December 31, 2021, the management services agreement terminated in connection with the IPO and we were required to pay a one-time fee of $1.2 million to such parties.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During the year ended December 31, 2023, litigation costs included cash expenses related to three distinct litigation matters, including (x) a securities class action litigation, (y) a privacy class action litigation and (z) a compensation model class action litigation.
(5)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During the year ended December 31, 2023, we continued a process of evaluating and adopting three critical enterprise-wide systems for (i) human resources management, (ii) clinician credentialing and onboarding process and (iii) a scalable electronic health resources system. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(6)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which include certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures has been and is expected to be greater than what would be expected as part of ordinary business operations and do not constitute normal recurring operating activities.
(7)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are supported practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our consolidated statements of operations and comprehensive loss.